Exhibit 10.1

Execution Version
AMENDMENT NO. 2 TO CREDIT AGREEMENT
THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of February 26, 2021 (this “Amendment”), is entered into by and among BELLRING BRANDS, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors (as defined in the Existing Credit Agreement referred to below) party hereto, each Lender party hereto designated as a “2021 Refinancing Term Lender” on its signature page hereto (each, a “2021 Refinancing Term Lender” and, collectively, the “2021 Refinancing Term Lenders”), each Revolving Credit Lender (as defined in the Existing Credit Agreement referred to below) and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent (in such capacity, the “Administrative Agent”).
RECITALS:
WHEREAS, the Borrower, the several Lenders from time to time party thereto and the Administrative Agent have entered into that certain Credit Agreement, dated as of October 21, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and immediately prior to the Amendment No. 2 Effective Date (as defined below), the “Existing Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”);
WHEREAS, the Borrower requests that the 2021 Refinancing Term Lenders make Term Loans in an aggregate principal amount up to $636,200,000 on the Amendment No. 2 Effective Date (the “2021 Refinancing Term Loans”) in order to enable the Borrower to refinance all outstanding Term B Loans (the “Existing Term Loans”) under the Existing Credit Agreement and to pay accrued and unpaid interest (if any) and fees and expenses incurred in connection therewith;
WHEREAS, subject to the terms and conditions of the Amended Credit Agreement and pursuant to Section 2.17(d) thereof, and except as expressly otherwise set forth herein, immediately after giving effect to this Amendment, the 2021 Refinancing Term Loans shall have the same terms (other than the Applicable Rate and as otherwise set forth herein) as the Existing Term Loans, and such 2021 Refinancing Term Loans shall be “Term Loans” and “Term B Loans” for all purposes of and under the Amended Credit Agreement;
WHEREAS, each 2021 Refinancing Term Lender is willing to provide the amount of 2021 Refinancing Term Loans set forth opposite its name under the heading “2021 Refinancing Term Commitments” on Schedule I hereto (the “2021 Refinancing Term Commitments”) to the Borrower on the Amendment No. 2 Effective Date on the terms and subject to the conditions set forth herein and in the Amended Credit Agreement; and
WHEREAS, each existing Term Lender in respect of Term B Loans that executes and delivers a consent in the form of the Lender Consent attached to the Election Notice Memorandum posted to the Term Lenders as a Term Lender of Term B Loans will be deemed to have irrevocably agreed to the terms of this Amendment and the Amended Credit Agreement and the transactions contemplated herein and therein.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
1.Defined Terms; Interpretation; Etc.
Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement. The rules of construction specified in Sections 1.02 through 1.10 of the Existing Credit Agreement also apply to this Amendment, mutatis mutandis, as if fully set forth herein. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Existing Credit Agreement or any other Loan Document shall, after this Amendment becomes effective, refer to the Amended Credit Agreement.

2. 2021 Refinancing Term Loans.
(a)Each 2021 Refinancing Term Lender hereby agrees, severally and not jointly, to make 2021 Refinancing Term Loans in Dollars to the Borrower on the Amendment No. 2 Effective Date in an aggregate principal amount equal to its 2021 Refinancing Term Commitment, on the terms set forth herein and in the Amended Credit Agreement, and subject to the conditions set forth in Section 5 below.
(b)The 2021 Refinancing Term Commitments shall automatically terminate upon the funding of the 2021 Refinancing Term Loans on the Amendment No. 2 Effective Date.
(c)From and after the Amendment No. 2 Effective Date, for all purposes of the Amended Credit Agreement and the other Loan Documents, (i) the 2021 Refinancing Term Loans (A) shall constitute “Refinancing Term Loans” as contemplated by Section 2.17 of the Amended Credit Agreement, (B) shall be deemed to be “Term Loans” and “Term B Loans” and (C) shall have the same terms as the Term B Loans (for the avoidance of doubt, the 2021 Refinancing Term Loans shall be treated as Term B Loans for purposes of the definition of “Applicable Rate” in the Amended Credit Agreement) and (ii) each 2021 Refinancing Term Lender shall be deemed to be a “Term Lender” and a “ Term B Lender” with outstanding “Term Loans” and “Term B Loans” under the Amended Credit Agreement.
(d)This Amendment constitutes notice by the Borrower to the Administrative Agent of prepayment of the Existing Term Loans in the amount equal to the aggregate principal amount of the 2021 Refinancing Term Loans on the Amendment No. 2 Effective Date, and the Administrative Agent hereby acknowledges receipt of such notice as of the Amendment No. 2 Effective Date; provided that such notice shall be automatically rescinded if the Amendment No. 2 Effective Date does not occur.
3.Amendments to Existing Credit Agreement.
Pursuant to Section 2.17(d) and Section 10.01 of the Existing Credit Agreement and subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Existing Credit Agreement is hereby amended as follows:
(i)Section 1.01 of the Existing Credit Agreement is hereby amended by adding each of the following defined terms in appropriate alphabetical order:
“2021 Refinancing Term Loans” means the 2021 Refinancing Term Loans (as defined in the Recitals to Amendment No. 2) incurred in accordance with, and pursuant to, Amendment No. 2.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Agreed Currency” means U.S. Dollars and Alternative Currencies.
“Amendment No. 2” means Amendment No. 2 to Credit Agreement, dated as of February 26, 2021, among the Borrower, the Subsidiary Guarantors listed on the signature pages thereto, the Administrative Agent and the Lenders party thereto.

“Amendment No. 2 Effective Date” means the date on which all of the conditions precedent in Section 5 of Amendment No. 2 are satisfied or waived, which date is February 26, 2021.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 3.08.
“Benchmark” means, initially, the LIBO Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 3.08.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Eurodollar Rate.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Reference Time” with respect to any setting of the then-current Benchmark means (i) if such Benchmark is the LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (ii) if such Benchmark is not the LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Repricing Event” has the meaning specified in Section 2.05(b)(ix).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.
“Term SOFR Transition Event” means the determination by the Administrative Agent that (i) Term SOFR has been recommended for use by the Relevant Governmental Body, (ii) the administration of Term SOFR is administratively feasible for the Administrative Agent and (iii) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.08 that is not Term SOFR.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
(ii)The defined term “Bail-In Action” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
(iii)The defined term “Bail-In Legislation” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
(iv)The defined term “Write-Down and Conversion Powers” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule. and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
(v) The defined term “Benchmark Replacement” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Borrowing in an Alternative Currency, “Benchmark Replacement” shall mean the alternative set forth in (iii) below: (i) the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, (ii) the sum of (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment and (iii) the sum of (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time, and (b) the related Benchmark Replacement Adjustment; provided that, in the case of clause (i), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (i) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (i), (ii) or (iii) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
(vi)The defined term “Benchmark Replacement Adjustment” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement: (1) for purposes of clauses (i) and (ii) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent, (a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor or (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and (2) for purposes of clause (iii) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date, and/or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency; provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.
(vii)The defined term “Benchmark Replacement Conforming Changes” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
(viii)The defined term “Benchmark Replacement Date” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (i) in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof), (ii) in the case of clause (iii) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or (iii) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 3.08; or (iv) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (i) or (ii) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
(ix)The defined term “Benchmark Transition Event” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (i) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof), (ii) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof), or (iii) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
(x)The defined term “Benchmark Unavailability Period” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (i) or (ii) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.08 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.08.
(xi)The defined term “Early Opt-In Election” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Early Opt-in Election” means:
(i) in the case of Borrowings denominated in U.S. Dollars, (a) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (b) the joint election by the Administrative Agent and the Borrower to trigger a fallback from the LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders; and

(ii) in the case of Borrowings denominated in any Alternative Currency, the occurrence of (a) (A) a determination by the Administrative Agent or (B) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that syndicated credit facilities denominated in the applicable Alternative Currency being executed at such time, or that include language similar to that contained in Section 3.08 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and (b) (A) the election by the Administrative Agent or (B) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

(xii)The defined term “Relevant Governmental Body” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Relevant Governmental Body” means: (i) with respect to a Benchmark Replacement in respect of Loans denominated in U.S. Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or, in each case, any successor thereto, and (ii) with respect to a Benchmark Replacement in respect of Loans denominated in any Alternative Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
(xiii)The defined term “SOFR” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.
(xiv)The defined term “Term SOFR” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
(xv)The defined term “Unadjusted Benchmark Replacement” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
(xvi)The defined term “Benchmark Transition Start Date” in Section 1.01 of the Existing Credit Agreement shall be deleted.
(xvii)Clause (a) of the defined term “Applicable Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a) in respect of Term B Loans, 3.00% per annum for Base Rate Loans and 4.00% per annum for Eurodollar Rate Loans and”
(xviii)The proviso of the defined term “Eurodollar Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“provided, however, notwithstanding the foregoing, at no time will the Eurodollar Rate be deemed to be (i) in the case of Revolving Credit Loans, less than 1.00% per annum and (ii) in the case of Term Loans, less than 0.75% per annum.”
(xix)Section 1.10 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows
“Rates; LIBOR Notification. The interest rate on Eurodollar Rate Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022 or at some point thereafter, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Rate Loans for one or more currencies available for borrowing hereunder. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 3.08 provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 3.08, of any change to the reference rate upon which the interest rate on Eurodollar Rate Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.08, whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.08, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Eurodollar Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.”

(xx)Section 2.01(a) of the Existing Credit Agreement is hereby amended by adding the following sentence after the last sentence thereof:
“From and after the Amendment No. 2 Effective Date, the 2021 Refinancing Term Loans shall be deemed to be “Term Loans” and “Term B Loans” for all purposes of this Agreement and the other Loan Documents.”
(xxi)Section 2.05(b)(ix) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(ix)    If on or before the date that is 6 months after the Amendment No. 2 Effective Date, there occurs any (i) prepayment or repayment of Term B Loans with the proceeds of, or any conversion of such Term B Loans into, any new debt financing or any replacement debt financing, in either case, bearing interest at an “effective” interest rate that is less than the “effective” interest rate applicable to the Term B Loans (as such comparative rates are determined by the Administrative Agent) or (ii) amendment to the terms of the Term B Loans which reduces the “effective” interest rate applicable to the Term B Loans (as such comparative rates are determined by the Administrative Agent) (in each case, with original issue discount and upfront fees, which shall be deemed to constitute like amounts of original issue discount, being equated to interest margins in a manner consistent with generally accepted financial practice based on an assumed four-year life to maturity) (any such transaction or event described in clauses (i) or (ii) above, a “Repricing Event”), then, simultaneously with the consummation of such Repricing Event, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term B Lenders, (I) in the case of clause (i) above, an amount equal to 1.00% of the aggregate principal amount of the Term B Loans so repriced or refinanced in such Repricing Event and (II) in the case of clause (ii) above, an amount equal to 1.00% of the aggregate principal amount of the Term B Loans that are the subject of such Repricing Event outstanding immediately prior to such amendment (including to each Term B Lender that refuses to consent to such amendment (which shall include each Term B Lender that refuses to consent to an amendment if such Term B Lender is required to make a mandatory assignment pursuant to Section 10.13 in connection therewith)).
(xxii)Section 3.08 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Benchmark Replacement Setting.
(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (i) or (ii) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (iii) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark

Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class.
Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this paragraph shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to determine that a Term SOFR Transition Event has occurred and may do so in its sole discretion.
(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.08 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.08.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (x) in the case of Eurodollar Rate Loans denominated in U.S. Dollars, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (y) in the case of Eurodollar Rate Loans denominated in an Alternative Currency, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in U.S. Dollars (in an amount equal to the U.S. Dollar Equivalent of the amount requested to be borrowed or converted in the Alternative Currency). During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.”
(xxiii)Section 10.22 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may     be subject to Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
4.Representations and Warranties.
To induce the Administrative Agent and the Lenders (including, for the avoidance of doubt, the 2021 Refinancing Term Lenders) to enter into this Amendment and to make the 2021 Refinancing Term Loans, each Loan Party represents and warrants to the Administrative Agent and each of the Lenders (including, for the avoidance of doubt, the 2021 Refinancing Term Lenders) as of the Amendment No. 2 Effective Date that the following statements are true and correct in all material respects:
(a)Corporate Power and Authority. Each Loan Party has all requisite power and authority to execute, deliver and perform its obligations under this Amendment and perform its obligations under the Amended Credit Agreement.
(b)Due Authorization; No Contravention. The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of the terms of this Amendment and the Amended Credit Agreement have been duly authorized by all necessary corporate or other organizational action of such Loan Party, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material contract to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries (other than Excluded Subsidiaries) or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Laws.

(c)Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment or the Amended Credit Agreement, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.
(d)Binding Effect. This Amendment has been duly executed and delivered by each Loan Party that is a party hereto. Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of each Loan Party party hereto, enforceable against each Loan Party party hereto in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
(e)Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Article 5 of the Amended Credit Agreement or in any other Loan Document are and will be true and correct in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date, in each case after giving effect to this Amendment; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.
(f)Absence of Default. No event has occurred and is continuing that would constitute an Event of Default or a Default, in each case immediately before or after giving effect to the funding of the 2021 Refinancing Term Loans.
5.Conditions to Effectiveness of this Amendment.
The effectiveness of this Amendment and the obligation of the 2021 Refinancing Term Lenders to fund the 2021 Refinancing Term Loans are subject to (i) the due execution and delivery of this Amendment by the Borrower and the Subsidiary Guarantors and (ii) the following additional conditions (the date of satisfaction or waiver of all such conditions, the “Amendment No. 2 Effective Date”):
(a)no Default or Event of Default shall exist on the Amendment No. 2 Effective Date immediately before or after giving effect to the funding of the 2021 Refinancing Term Loans;
(b)each of the representations and warranties made by any Loan Party set forth in Section 4 of this Amendment, Article 5 of the Existing Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date with the same effect as though made on and as of such date, both immediately before and after giving effect to the funding of the 2021 Refinancing Term Loans to be made on such date (other than any such representations or warranties that are made as of a specific date, which shall be true and correct in all material respects as of such date) (without duplication of any materiality qualifiers with respect to any such representation or warranty already qualified by materiality or Material Adverse Effect);

(c)the Administrative Agent shall have received (i) a customary written opinion of Lewis Rice LLC, counsel to the Loan Parties, and local or other counsel in each of the jurisdictions listed on Schedule 4.01(a)(iv) of the Existing Credit Agreement, in form and substance reasonably satisfactory to the Administrative Agent, (ii) secretary’s certificates substantially in the forms delivered on the Closing Date (which certificates may also be certificates of “no change”, as applicable), (iii) resolutions duly adopted by the Board of Directors or other governing body, as applicable, of each Loan Party authorizing the incurrence or guarantee of the 2021 Refinancing Term Loans to be made on the Amendment No. 2 Effective Date, and the execution, delivery and performance of this Amendment and other transactions related thereto and (iv) certificates as to the good standing of each Loan Party as of a recent date from the Secretary of State of the state of its organization;
(d)the Administrative Agent shall have received a counterpart signature page of this Amendment, executed and delivered by each 2021 Refinancing Term Lender and each Revolving Credit Lender;
(e)the Administrative Agent shall have received a solvency certificate, substantially in the form of Exhibit B to the Existing Credit Agreement, from the chief financial officer of the Borrower certifying as to the matters set forth therein;
(f)the Borrower shall have paid to the Administrative Agent all fees and other amounts due and payable on or prior to the Amendment No. 2 Effective Date, including reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Amended Credit Agreement, to the extent invoiced at least two (2) Business Days prior to the Amendment No. 2 Effective Date;
(g)(i) upon the reasonable request of any 2021 Refinancing Term Lender made at least ten (10) Business Days prior to the Amendment No. 2 Effective Date, the Borrower shall have provided to such 2021 Refinancing Term Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act and Beneficial Ownership Regulations, in each case at least three (3) Business Days prior to the Amendment No. 2 Effective Date, and (ii) at least three (3) Business Days prior to the Amendment No. 2 Effective Date, the Borrower shall deliver a Beneficial Ownership Certification to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation if requested by the Administrative Agent or any other Lender at least ten (10) Business Days prior to the Amendment No. 2 Effective Date;
(h)the Administrative Agent shall have received a Committed Loan Notice with respect to the 2021 Refinancing Term Loans in accordance with Section 2.02(a) of the Amended Credit Agreement, provided that the Committed Loan Notice shall be delivered to the Administrative Agent one (1) Business Day prior to the requested date of the 2021 Refinancing Term Loans; and
(i)substantially concurrently with the initial funding of the 2021 Refinancing Term Loans hereunder, unless otherwise subject to an election for cashless rollover from Existing Term Loans to 2021 Refinancing Term Loans, 100% of the proceeds thereof shall be applied to repay all of the outstanding Existing Term Loans under the Existing Credit Agreement (including accrued and unpaid interest).
6.Appointment of Joint Bookrunners
The Borrower hereby (a) appoints each of the persons listed on Annex A hereto (acting directly or through one or more of its affiliates as it shall deem appropriate to provide the services contemplated) to act as Joint Bookrunners for the 2021 Refinancing Term Loans (the “Joint Bookrunners”) for this Amendment, the 2021 Refinancing Term Commitments and the 2021 Refinancing Term Loans and (b) acknowledges and agrees that (i) the Joint Bookrunners shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Agents and the Arrangers pursuant to Section 9.08, Section 10.04, Section 10.07 and Section 10.17 of the Amended Credit Agreement and (ii) except as otherwise agreed to in writing by the Borrower and the Joint Bookrunners, the Joint Bookrunners shall not have any duties, responsibilities or liabilities with respect to this Amendment, the 2021 Refinancing Term Commitments, the 2021 Refinancing Term Loans, the Amended Credit Agreement or any other Loan Document.

7.Effect on the Amended Credit Agreement.
(a)Except as provided hereunder, the execution, delivery and performance of this Amendment shall not constitute a waiver or novation of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or Lender under any Loan Document.
(b)This Amendment shall be deemed to be a “Loan Document” as defined in the Amended Credit Agreement.
(c)Except as specifically amended by this Amendment, the Amended Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(d)There shall be no amounts owed by the Borrower under Section 3.05 of the Existing Credit Agreement in connection with this Amendment.
8.Consent and Reaffirmation; Collateral Matters.
(a)Each Loan Party party hereto hereby (i) acknowledges and agrees that all of its pledges, grants of security interests and Liens and other obligations under the Collateral Agreement and the other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (x) each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties and (y) the guaranties made by it pursuant to the Collateral Agreement and (iii) acknowledges and agrees that the grants of security interests and Liens by, and the guaranties of, the Guarantors contained in the Collateral Agreement and the other Loan Documents are, and shall remain, in full force and effect on and after the Amendment No. 2 Effective Date.
(b)Each Loan Party party hereto will deliver such other documents, certificates and agreements and take all such further actions, in each case, that may be required under any applicable Law or which the Administrative Agent may reasonably request to ensure the creation, validity, perfection and priority of the Liens on the Collateral created, or purported to be created, under the Collateral Documents.
(c)Each Loan Party hereby acknowledges and agrees that the 2021 Refinancing Term Loans incurred on the Amendment No. 2 Effective Date constitute Obligations and, without limiting the foregoing, are secured by the Collateral Documents, and are guaranteed pursuant to the Loan Documents.
9.Entire Agreement.
This Amendment, the Amended Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

10.Governing Law; Jurisdiction; Etc.
(a)THIS AMENDMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)THE PROVISIONS OF SECTIONS 10.12, 10.14(B), (C) AND (D) OF THE AMENDED CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS, AND MADE A PART HEREOF.
11.WAIVER OF RIGHT TO TRIAL BY JURY.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.
12.Counterparts.
This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature to this Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Amendment. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute this Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents.
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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

BELLRING BRANDS, LLC

By:	/s/ Craig L. Rosenthal
Name:	Craig L. Rosenthal
Title:	Senior Vice President and General Counsel, Secretary

DYMATIZE ENTERPRISES, LLC

By:	/s/ Craig L. Rosenthal
Name:	Craig L. Rosenthal
Title:	Secretary

PREMIER NUTRITION COMPANY, LLC

By:	/s/ Craig L. Rosenthal
Name:	Craig L. Rosenthal
Title:	Secretary

SUPREME PROTEIN, LLC

By:	/s/ Craig L. Rosenthal
Name:	Craig L. Rosenthal
Title:	Secretary

TA/DEI-A ACQUISITION CORP.

By:	/s/ Craig L. Rosenthal
Name:	Craig L. Rosenthal
Title:	Secretary

[Signature Page to Amendment No. 2]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent, a Revolving Credit Lender and a 2021 Refinancing Term Lender

By:	/s/ Doreen Barr
Name:	Doreen Barr
Title:	Authorized Signatory

By:	/s/ Komal Shah
Name:	Komal Shah
Title:	Authorized Signatory

[Signature Page to Amendment No. 2]

BANK OF AMERICA, N.A., as a Revolving Credit Lender

By:	/s/ David H. Strickert
Name:	David H. Strickert
Title:	Managing Director

[Signature Page to Amendment No. 2]

BARCLAYS BANK PLC, as a Revolving Credit Lender

By:	/s/ Ritam Bhalla
Name:	Ritam Bhalla
Title:	Director

[Signature Page to Amendment No. 2]

CITIBANK, N.A., as a Revolving Credit Lender

By:	/s/ Justin Tichauer
Name:	Justin Tichauer
Title:	Managing Director

[Signature Page to Amendment No. 2]

GOLDMAN SACHS BANK USA, as a Revolving Credit Lender

By:	/s/ Dan Martis
Name:	Dan Martis
Title:	Authorized Signatory

[Signature Page to Amendment No. 2]

JPMORGAN CHASE BANK, N.A., as a Revolving Credit Lender

By:	/s/ Brendan Korb
Name:	Brendan Korb
Title:	Vice President

[Signature Page to Amendment No. 2]

MORGAN STANLEY SENIOR FUNDING, INC., as a Revolving Credit Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Vice President

[Signature Page to Amendment No. 2]

BMO HARRIS BANK, N.A., as a Revolving Credit Lender

By:	/s/ Paul Harris
Name:	Paul Harris
Title:	Managing Director, FC&R

[Signature Page to Amendment No. 2]

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as a Revolving Credit Lender

By:	/s/ Bradley A. Pierce
Name:	Bradley A. Pierce
Title:	Managing Director

By:	/s/ Shane Koonce
Name:	Shane Koonce
Title:	Executive Director

[Signature Page to Amendment No. 2]

NOMURA CORPORATE FUNDING AMERICAS, LLC, as a Revolving Credit Lender

By:	/s/ Andrew Keith
Name:	Andrew Keith
Title:	Executive Director

[Signature Page to Amendment No. 2]

TRUIST BANK, as a Revolving Credit Lender

By:	/s/ Tesha Winslow
Name:	Tesha Winslow
Title:	Director

[Signature Page to Amendment No. 2]

UBS AG, STAMFORD BRANCH, as a Revolving Credit Lender

By:	/s/ Anthony Joseph
Name:	Anthony Joseph
Title:	Associate Director

By:	/s/ Houssem Daly
Name:	Houssem Daly
Title:	Assciate Director

[Signature Page to Amendment No. 2]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Revolving Credit Lender

By:	/s/ Mark Holm
Name:	Mark Holm
Title:	Managing Director

[Signature Page to Amendment No. 2]

Schedule I
2021 Refinancing Term Commitments

2021 Refinancing Term Lender	2021 Refinancing Term Commitments
Credit Suisse AG, Cayman Islands Branch	$636,200,000
Total	$636,200,000

Annex A

2021 Refinancing Term Loans	Titles/Roles
Credit Suisse AG, Cayman Islands Branch	Joint Bookrunner
BOFA Securities, Inc.	Joint Bookrunner
Morgan Stanley Senior Funding, Inc.	Joint Bookrunner
Barclays Bank PLC	Joint Bookrunner
Citigroup Global Markets Inc.	Joint Bookrunner
Goldman Sachs Bank USA	Joint Bookrunner
JPMorgan Chase Bank, N.A.	Joint Bookrunner
BMO Capital Markets Corp.	Joint Bookrunner
Coöperatieve Rabobank U.A., New York Branch	Joint Bookrunner
Nomura Securities International, Inc.	Joint Bookrunner
Truist Securities, Inc.	Joint Bookrunner
UBS Securities LLC	Joint Bookrunner
Wells Fargo Securities, LLC	Joint Bookrunner